EX 10.1
CONFIDENTIAL SEVERANCE & GENERAL RELEASE AGREEMENT
For and in consideration of the mutual promises, covenants, and agreements made by and between Jeffrey D. Bucklew (“EMPLOYEE,” a term which includes the employee and all assigns, heirs, and successors in interest) and IDEX Corporation (the “Company,” a term which includes IDEX Corporation, any parent, subsidiary, or affiliated companies, and the officers, directors, shareholders, employees, agents, attorneys and contractors of each), as set forth below:

(1)    Last Day of Employment: EMPLOYEE agrees that his employment with the Company will end on July 1, 2021 (the “Termination Date”), whereupon all benefits and privileges related to employment will cease, except as otherwise set forth in this Confidential Severance & General Release Agreement (hereinafter referred to as the “Agreement”).
(2)    Consideration: In consideration for the promises and benefits made herein, the Company agrees to provide the following, provided that EMPLOYEE signs, does not revoke, and complies with, this Agreement:
(i)    As consideration for EMPLOYEE’s timely execution of this Agreement, the Company will place EMPLOYEE on a transition leave from January 31, 2021 through July 1, 2021 (the “Transition Period”). During this time, EMPLOYEE will continue to be paid his regular base salary (minus applicable taxes and withholdings) and be entitled to the same medical benefits applicable to his employment prior to the Transition Period. EMPLOYEE agrees that he will provide reasonable transition services to the Company as the Company may request during the Transition Period, including but not limited to timely answering questions and providing information as requested. EMPLOYEE remains an at-will employee subject to all Company policies prior to and during the Transition Period.
If EMPLOYEE fails to sign and return this Agreement prior to the twenty-first (21st) day after his first receipt thereof (with such period not restarting in the event that changes are made to this Agreement after it is first presented to EMPLOYEE), or if EMPLOYEE revokes this Agreement within seven (7) days after execution thereof (as described below), then the Agreement is null and void, and no amounts will be payable to EMPLOYEE except as required by applicable law and the Company’s applicable plans and programs, if any.
(ii)    As further consideration for EMPLOYEE’s timely execution and non-revocation of this Agreement, his compliance with the terms hereof, and his timely execution and non-revocation of the Reaffirmation and Coverage of Waiver & Release attached hereto as Exhibit A (the “Reaffirmation”), the Company will pay EMPLOYEE a lump sum payment of $424,500.00 (less applicable taxes and withholdings) (the “Severance Payment”). EMPLOYEE agrees that this amount represents his wages or salary for twelve (12) months.
The Severance Payment will be paid in the form of a lump sum payment within thirty (30) days after (a) EMPLOYEE’s Termination Date; and (b) EMPLOYEE has timely returned the signed Reaffirmation to the Company and the seven (7) day revocation period has passed without his revocation thereof (provided EMPLOYEE does not breach the Agreement). To the extent (a) the Reaffirmation is not signed and returned to the Company within twenty-one (21) days of receipt, (b) the Reaffirmation is revoked within seven (7) days following EMPLOYEE’s execution thereof, or (c) EMPLOYEE breaches this Agreement, EMPLOYEE will forfeit his right to receive the Severance Payment.
(iii)    As further consideration for EMPLOYEE’s timely execution and non-revocation of this Agreement, his compliance with the terms hereof, and his timely execution and non-revocation of the Reaffirmation, the Company will pay EMPLOYEE an additional lump sum of $31,608.00 (less applicable taxes and withholdings). The parties agree that this payment is intended to cover the costs of medical continuation coverage during the period corresponding to the Severance Payment described in Paragraph 2(ii) above (the “Enhanced Severance Benefit”).
The Enhanced Severance Benefit will be paid in the form of a lump sum payment within thirty (30) days after (a) EMPLOYEE’S Termination Date; and (b) EMPLOYEE has returned the signed Reaffirmation to the Company and the seven (7) day revocation period has passed without his revocation thereof (provided EMPLOYEE does not breach the Agreement). To the extent (a) the Reaffirmation is not timely signed and returned to the Company, (b) the Reaffirmation is revoked within seven (7) days following EMPLOYEE’s execution thereof, or (c) EMPLOYEE breaches the terms of this Agreement, EMPLOYEE will forfeit his right to receive the Enhanced Severance Benefit.
(iv)    As further consideration for EMPLOYEE’s timely execution and non-revocation of this Agreement, his compliance with the terms hereof, and his timely execution and non-revocation of the Reaffirmation, the Company will provide EMPLOYEE with a payment of $297,150.00 (less applicable taxes and withholdings). The parties agree this constitutes an amount equal to EMPLOYEE’s targeted annual bonus under the Company’s Management Incentive Compensation Plan (“MICP”) for 2021. By executing the Agreement, EMPLOYEE agrees and acknowledges that he is not entitled to any payment pursuant to the MICP for 2021 or any subsequent plan year.
The payment required by this Paragraph 2(iv) will be paid in the form of a lump sum payment in March 2022, but only if EMPLOYEE has timely returned the signed Reaffirmation to the Company and the seven (7) day revocation period has passed without his revocation thereof and otherwise provided that EMPLOYEE has not then breached the terms of this Agreement. To the extent (a) the Reaffirmation is not timely signed and returned to the Company (b) the Reaffirmation is revoked within seven (7) days following EMPLOYEE’s execution thereof, or (c) EMPLOYEE breaches the terms of this Agreement, EMPLOYEE will forfeit his right to receive the payment described in this Paragraph 2(iv).
(v)    As further consideration for EMPLOYEE’s timely execution and non-revocation of this Agreement, his compliance with the terms hereof, and his timely execution and non-revocation of the Reaffirmation, the Company will provide EMPLOYEE with outplacement services for a period of twelve (12) months, with the nature and scope of such services determined by the Company and paid by the Company directly to the outplacement service provider.
EMPLOYEE is not able to initiate outplacement services until this Agreement has been signed and returned to the Company and the seven (7) day revocation period has passed without EMPLOYEE’s revocation thereof (provided EMPLOYEE does not breach the Agreement). EMPLOYEE is required to initiate outplacement services within ninety (90) days following the Termination Date or the benefit described in this Paragraph 2(v) will be waived.

EMPLOYEE is not eligible for any other payments after the Termination Date, other than specifically provided herein. No severance pay or benefits will be paid or provided to EMPLOYEE until all expense reports have been received, reviewed and finalized, and all Company property has been returned as provided in Paragraph 6.
(3)    Other Benefits: Nothing in this Agreement shall: (i) alter or reduce any vested, accrued pension benefits (if any) to which EMPLOYEE may be entitled under the IDEX Corporation Retirement Plan, the IDEX Corporation Defined Contribution Plan, or the IDEX Corporation Savings Plan (401(k)) Plan; (ii) alter or reduce any vested benefits (if any) to which he may be entitled under any equity-related agreement between the Company and EMPLOYEE; and/or (iii) affect EMPLOYEE’s right to elect and pay for continuation of group medical plan coverage under the Company’s group medical plans pursuant to COBRA. Any benefits under the plans identified in the preceding sentence identified shall be subject to the terms of the applicable plan documents.
EMPLOYEE will vest in any and all restricted stock awards and stock option awards which would vest under the terms of such awards based on continued service through and including the Termination Date. Effective as of the Termination Date, EMPLOYEE hereby forfeits and surrenders those parts of any and all other performance stock or share unit awards, restricted stock awards and stock option awards which are scheduled to vest based on service continuing after the Termination Date.
(4)    Release of Claims: The parties agree that in consideration for the undertakings and promises of the Company, EMPLOYEE unconditionally releases, discharges, holds harmless, and agrees to indemnify the Company from each and every claim, cause of action, right, liability or demand of any kind, and from any claims which may be derived therefrom (collectively referred to as “claims”), that EMPLOYEE had, has, or might claim to have against the Company at the time the EMPLOYEE executes this Agreement (the “Effective Date”), including but not limited to claims of every kind and character, known or unknown, matured or not matured, which EMPLOYEE may have now or in the future arising from any act or omission or condition occurring on or prior to the Effective Date (including, without limitation, the future effects of such acts, omissions, or conditions), whether based on tort, contract (express or implied), or any federal, state, or local law, statute, or regulation (collectively, the ”Released Claims”).
By way of example and not in limitation of the foregoing, Released Claims shall include any claims arising under: (i) Title VII of the Civil Rights Act of 1964, 42 U.S.C §1981, the Age Discrimination in Employment Act, the Americans with Disabilities Act, any applicable state, county or local fair employment practice law or ordinance, the National Labor Relations Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, as well as any claims asserting discrimination based upon age, race, sex, national origin, disability or handicap, religion, sexual orientation, marital status, entitlement to benefits, or any other protected status; (ii) wrongful termination; (iii) harassment; (iv) breach of contract; (v) breach of the covenant of good faith and fair dealing; (vi) negligent or intentional infliction of emotional distress; (vii) negligent or intentional misrepresentation; (viii) negligent or intentional interference with contract or prospective economic advantage; (ix) retaliation; (x) whistleblowing; (xi) defamation; (xii) invasion of privacy; and (xiii) claims related to disability. Released Claims shall also include, but not be limited to, claims for severance pay, bonuses, sick leave, vacation pay, life or health insurance, or any other fringe benefit.
EMPLOYEE likewise releases the Company from any and all claims or potential claims for damages or relief of any kind, including but not limited to back pay, front pay, compensatory damages, punitive damages, attorneys’ fees, costs, disbursements and/or the like, or for equitable relief and reinstatement.

EMPLOYEE acknowledges that the Released Claims include any unknown claims. If applicable, EMPLOYEE expressly waives the benefit of California Civil Code Section 1542 and any analogous laws including Montana Code Annotated Section 28-1-1602, North Dakota Century Code Section 9-13-02, South Dakota Codified Laws Section 20-7-11, and agrees that this Release shall extend to claims arising prior to the date EMPLOYEE signs this Agreement and which EMPLOYEE does not know or expect to exist in EMPLOYEE’s favor at this time. California Civil Code Section 1542 reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
Notwithstanding the foregoing, Released Claims shall not include: (i) any claims based on obligations created by or reaffirmed in this Agreement; (ii) any unemployment insurance claims and any workers' compensation claims; or (iii) any claim that cannot be waived based on applicable law.
EMPLOYEE represents and warrants that he has no lawsuit involving any Released Claims pending as of the date EMPLOYEE signs this Agreement.
(5)    Non-Disparagement: EMPLOYEE promises that he shall not make, directly or indirectly, to any person or entity, including but not limited to, present or former employees of the Company, customers or vendors of the Company, any disparaging oral or written statements about the Company, its employees or customers or do anything which damages the Company and/or its services, reputation, financial status, or business relationships. This shall not be construed or enforced in a manner that would restrict EMPLOYEE’s rights, if any, under the National Labor Relations Act or any other applicable law. The Company agrees that it shall instruct Eric Ashleman, Denise Cade, Melissa Flores, Jessica Chmiel, Bill Grogan, Hilary Bryant and Mike Charpentier not to make, to any future or prospective employer or entity, any disparaging oral or written statements about EMPLOYEE. Nothing in this Agreement will preclude EMPLOYEE or the Company and its employees from supplying truthful information to any governmental authority or in response to any lawful subpoena or other legal process.
(6)    Return of Company Property: EMPLOYEE warrants and represents that he has not removed and will not remove any Company property from its premises, except and to the extent authorized by the Company in writing. Except to the extent necessary to perform transition services during the Transition Period and authorized by the Company in writing, EMPLOYEE agrees to return all Company property prior to the Transition Period. To the extent any property of the Company is retained by EMPLOYEE during the Transition Period for the purpose of performing transition services, EMPLOYEE agrees to return such property to the Company immediately upon or promptly following the Termination Date. The Company’s property includes, but is not limited to, the original and any copies of any confidential Information, trade secret information, Company-issued keys, pass cards, tools, samples, fax machines, cell phones, PDAs, computers (laptop and/or desk top), credit cards, files, brochures, equipment, documents, lists, reports, printouts, drawings, plans, sketches, computer disks, zip drives, printouts and any other record or document relating to the Company or its business, products or services.
(7)    Cooperation in Legal Matters: In consideration for the promises and payments by the Company pursuant to this Agreement, EMPLOYEE agrees to cooperate to the fullest extent possible in the preparation, defense or prosecution of any legal matters involving the Company about which EMPLOYEE has or may have personal knowledge, including any such matters which may be filed after the termination of EMPLOYEE’s employment. The Company agrees to reimburse EMPLOYEE for reasonable out-of-pocket costs and expenses, including reasonable legal fees agreed in writing in advance, incurred in complying with this paragraph, and will endeavor to schedule relevant meetings pursuant to this paragraph for mutually agreeable times.

(8)    Entire Agreement & Any Prior Written Agreements: This Agreement sets forth the entire agreement and understanding of the parties and supersedes any and all prior agreements or understandings with regard to the matters covered herein, except as otherwise provided for in this Agreement. To the extent the parties hereto previously entered into any agreements relating to the topics described in the following sentence, then those agreements are still in full force. The relevant topics include: (i) the protection of Company confidential information, work product and/or trade secrets; (ii) non-solicitation of Company employees and/or customers and/or distributors; (iii) non-competition restrictions and agreements; (iv) the assignment of inventions; and/or (v) limitations on the use of intellectual property.
(9)    Full & Knowing Waiver: By signing this Agreement, EMPLOYEE understands and warrants that he: (i) has read this Agreement and fully understands the provisions; (ii) agrees to the terms in this Agreement knowingly, voluntarily and without coercion or pressure; (iii) has not suffered an on the job injury for which he has not already reported to the Company; (iv) has received all wages that he is entitled to through the date of execution hereof; (v) has entered into this Agreement without reliance upon any statement or representation of any party hereto other than the statements and representations contained in writing herein; (vi) understands that nothing in this Agreement shall alter or reduce any vested or accrued benefits (if any) to which the EMPLOYEE may be entitled under the Company’s 401(k) plan, pension plan, or heath care coverage under COBRA; (vii) has been advised, in writing, to consult with an attorney if he desires before signing; (viii) understands that the benefits provided herein constitute good and adequate consideration for this Agreement; and (ix) was given at least twenty-one (21) days to consider this Agreement (although EMPLOYEE may choose to sign it sooner); provided that any changes made to this Agreement after it was first presented to EMPLOYEE does not restart the applicable twenty-one (21) day period, and given seven (7) days to revoke this Agreement (to revoke, EMPLOYEE must provide written revocation to Denise R. Cade, SVP, General Counsel and Corporate Secretary, before the expiration of the applicable seven (7) day period to be valid and, if delivered by mail, the rescission must be postmarked within the applicable period and sent by certified mail return receipt requested). EMPLOYEE agrees and acknowledges that if this Agreement is revoked pursuant to this Paragraph 9, the payments and benefits described in Paragraph 2 will not be paid or provided to EMPLOYEE.
(10)    Other Proceedings: Nothing in this Agreement (including, but not limited to, the Release of Claims, Confidentiality, Non-Disparagement and Cooperation in Legal Matters provisions) or any confidential information agreement or Company policy prohibits EMPLOYEE from (a) filing a charge with, or participating in or assisting with an investigation or proceeding conducted by, any governmental, regulatory and/or administrative entity or agency (including but not limited to the Equal Employment Opportunity Commission or Occupational Safety and Health Administration); (b) filing and maintaining the confidentiality of, a claim with a governmental, regulatory and/or administrative entity or agency; or (c) providing truthful information (including confidential information) to a governmental, regulatory and/or administrative entity or agency or to a court as required by law or legal process; provided, however, that EMPLOYEE waives the right to recover any personal damages or other personal relief based on any claim that is released pursuant to the Release of Claims and brought by EMPLOYEE or on his behalf by any third party, including as a member of any class or collective action, except that EMPLOYEE does not waive any right to receive and retain any monetary award from a government-administered whistleblower award program for providing information to a governmental, regulatory and/or administrative entity or agency. The Company agrees not to contest or otherwise interfere with EMPLOYEE’s application for unemployment insurance benefits resulting from his separation from the Company. The Company will respond truthfully to any requests for information by the applicable unemployment agency. The parties further acknowledge that all determinations as to eligibility for unemployment benefits are solely within the purview of the state agency and that all such benefits are granted by the state, not the Company.
(11)     Future Employment with the Company: EMPLOYEE agrees that in the event that he applies for a future job at the Company, he must first fully disclose any prior work history with the Company, and that failure to do so is grounds for immediate termination or withdrawal as a candidate.

(12)    Illinois Law: EMPLOYEE agrees that this Agreement and its Release will be construed in accordance with the laws of the State of Illinois without regard to conflict of laws principles.

(13)     Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

[Signature Page Follows]

IN WITNESS WHEREOF the undersigned parties signed this Agreement on the dates written below.

JEFFREY D. BUCKLEW
/s/ Jeffrey D. Bucklew
Date: _ February 5, 2021____________________________

IDEX CORPORATION
By: /s/ Denise R. Cade
Denise R. Cade
Senior Vice President, General Counsel & Corporate Secretary
Date: ____February 5, 2021___________________________

EXHIBIT A
Reaffirmation and Coverage of Waiver & Release
I, Jeffrey D. Bucklew, acknowledge that I have read and understand the Confidential Severance & General Release Agreement, and I agree to its terms and reaffirm all statements and releases therein that cover from the time of my signature of such Severance & General Release Agreement through and including my last day of employment, on July 1, 2021.
By signing this Reaffirmation and Coverage of Waiver & Release (this “Reaffirmation”), I understand and warrant that I: (i) have read the Agreement and this Reaffirmation and fully understand the provisions; (ii) agree to the terms in the Agreement and this Reaffirmation knowingly, voluntarily and without coercion or pressure; (iii) have not suffered an on the job injury for which I have not already reported to the Company; (iv) have received all wages that I am entitled to; (v) have entered into the Agreement and this Reaffirmation without reliance upon any statement or representation of any party other than the statements and representations contained in writing in this Agreement and this Reaffirmation; (vi) understand that nothing in the Agreement or this Reaffirmation shall alter or reduce any vested or accrued benefits (if any) to which I may be entitled under the Company’s 401(k) plan, pension plan, or heath care coverage under COBRA; (vii) have been advised, in writing, to consult with an attorney if I desire before signing this Reaffirmation; (viii) understand that the benefits provided in the Agreement constitute good and adequate consideration for executing the Agreement and this Reaffirmation; and (ix) was given at least twenty-one (21) days (from July 1, 2021 through July 21, 2021) to consider executing this Reaffirmation (although I may have chosen to sign it sooner); provided that any changes made to this Reaffirmation after it was first presented to me did not restart the applicable twenty-one (21) day period), and after signing shall be given seven (7) days to revoke this Reaffirmation (to revoke, I acknowledge that I must provide written revocation to Denise R. Cade, SVP, General Counsel and Corporate Secretary, before the expiration of the applicable seven (7) day period to be valid and, if delivered by mail, the rescission must be postmarked within the applicable period and sent by certified mail return receipt requested). I agree and acknowledge that if this Reaffirmation is revoked, then the payments and benefits described in Paragraph 2 of the Agreement will not be paid or provided to me.
IN WITNESS WHEREOF I signed this Reaffirmation on the date written below.

JEFFREY D. BUCKLEW
__________________________________
Date: _____________________________

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